                                                                                    Exhibit 10.55

SECOND LEASE MODIFICATION

THE LEASE AGREEMENT dated January 28, 2003 and modified thereafter, by and between AMERICAN CENTER LLC, a Michigan Limited Liability Company f/k/a AMERICAN CENTER ACQUISITION, LLC, a Michigan Limited Liability Company (the “Landlord”), and LDMI TELECOMMUNICATIONS INC., a Michigan corporation (the “Tenant”) for Suites #400, #500 and #1660 consisting of 39,594 rentable square feet (the “Premises” or “demised premises”) in the AMERICAN CENTER (the “Building”) 27777 Franklin Road, Southfield, Michigan 48034 (the “Project”) is hereby modified as follows:

1.
Tenant shall lease Storage Space #7 and Storage Space #8 (the “Storage Space”) consisting of 250 square feet (as marked on Exhibit “A”) for a term of ten years, six months to become effective June 1, 2003 and expire November 30, 2013.

2. DELETION OF CERTAIN TERMS AND CONDITIONS - Section 1.01 (g), BASE RENT, of the Lease dated January 28 2003 and modified thereafter, is deleted in its entirety and replaced with the following:

The Base Monthly Rent shall be:

Date	Existing	Storage Space	Total Monthly Base Rent	Period Base Rent
6/1/03 - 5/31/04	$68,464.62	$229.17	$68,693.80	$824,325.60
6/1/04 - 5/31/05	$70,114.38	$239.58	$70,353.96	$844,247.52
6/1/05 - 5/31/06	$71,764.13	$250.00	$72,014.13	$864,169.56
6/1/06 - 5/31/07	$75,063.63	$260.42	$75,324.05	$903,888.60
6/1/07 - 5/31/08	$76,713.38	$270.83	$76,984.21	$923,810.52
6/1/08 - 5/31/09	$78,363.12	$281.25	$78,644.38	$943,732.56
6/1/09 - 5/31/10	$80,012.88	$291.67	$80,304.55	$963,654.60
6/1/10 - 5/31/11	$81,662.63	$302.08	$81,964.71	$983,576.52
6/1/11 - 5/31/12	$83,312.37	$312.50	$83,624.88	$1,003,498.56
6/1/12 - 5/31/13	$84,962.13	$322.92	$85,285.05	$1,023,420.60
6/1/13 - 11/30/13	$84,962.13	$322.92	$85,285.05	$511,710.30*
			Aggregate	$9,790,034.94

                                            * total is for six months

3. Effective upon the date of this Second Lease Modification, the Existing Office Space consisting of 37,398 usable / 39,594 rentable square feet of Office Space together with the Storage Space consisting of 250 usable square feet shall be called the Premises.

4. The Base Year shall remain 2004. The Tenant’s Proportionate Share shall remain:

Tenant’s Proportionate Share of Operating Expenses, Utilities and Taxes:
39,594 Rentable square feet in the Premises divided by
488,465 Rentable square feet in the Building = 8.1058%

Tenant’s Proportionate Share of Office Tower Space Cleaning:
39,594 Rentable square feet in the Premises divided by
442,370 Rentable square feet in the Building 8.9504%

6.  DELETION OF CERTAIN TERMS AND CONDITIONS - Section D4.02, Deferral of Base Rent, of the Lease dated January 28, 2003 and modified thereafter, is deleted in its entirety and replaced with the following:

Deferral of Base Rent - The amounts defined in the table below the “Deferred Rent”, of the Base Rent due for each Deferral Period will be paid according to Paragraph D4.03 of the Lease, and the balance of the Base Rent will be paid according to the Lease.

For Deferral Periods (defined above)	DEFERRED RENT
First Deferral Period	$68,693.80, the "First Deferred Rent"
Second Deferral Period	$68,693.80, the "Second Deferred Rent"
Third Deferral Period	$68,693.80, the "Third Deferred Rent"
Fourth Deferral Period	$68,693.80, the "Fourth Deferred Rent"
Fifth Deferral Period	$68,693.80, the "Fifth Deferred Rent"
Sixth Deferral Period	$68,693.80, the "Sixth Deferred Rent"
Seventh Deferral Period	$68,693.80, the "Seventh Deferred Rent"
Eighth Deferral Period	$68,693.80, the "Eighth Deferred Rent"
Ninth Deferral Period	$68,693.80, the "Ninth Deferred Rent"
Tenth Deferral Period	$68,693.80, the "Tenth Deferred Rent"
Eleventh Deferral Period	$68,693.80. the “Eleventh Deferred Rent”
Twelfth Deferral Period	$68,693.80, the “Twelfth Deferred Rent”
Thirteenth Deferral Period	$35,176.98, the " Thirteenth Deferral Rent"
Fourteenth Deferral Period	$35,176.98, the "Fourteenth Deferral Rent"
Fifteenth Deferral Period	$70,353.96, the "Fifteenth Deferral Rent"
Sixteenth Deferral Period	$35,176.98, the "Sixteenth Deferral Rent"
Seventeenth Deferral Period	$35,176.98, the "Seventeenth Deferral Rent"
Eighteenth Deferral Period	$70,353.96, the "Eighteenth Deferral Rent"
Nineteenth Deferral Period	$35,176.98, the "Nineteenth Deferral Rent"
Twentieth Deferral Period	$35,176.98, the "Twentieth Deferral Rent"
Twenty-First Deferral Period	$70,353.96, the "Twenty-First Deferral Rent"
Twenty-Second Deferral Period	$35,176.98, the "Twenty-Second Deferral Rent"
Twenty-Third Deferral Period	$35,176.98, the “Twenty-Third Deferral Rent”
Twenty-Fourth Deferral Period	$35,176.98, the “Twenty-Fourth Deferral Rent”

8.	MINOR WORK - The cost of performing or providing the Minor Work in accordance with the Plans attached as Exhibit “A”, shall be born by the Landlord.

9. NON-DISCLOSURE - Tenant will not record this Lease or a memorandum hereof, and will not otherwise disclose the terms of this Lease to anyone other than its attorneys, accountants or employees who need to know of its contents in order to perform their duties for Tenant. Any other disclosure will be an event of Default under the Lease. Tenant agrees that Landlord shall have the right to publish a "tombstone" or other promotional description of this Lease.

Except as hereinabove specifically provided to the contrary, all of the remaining terms, covenants, and agreements contained in said Lease, and all modifications thereafter, shall remain in full force and effect and shall be applicable to the Premises as described in said Lease is hereby acknowledged, ratified, and confirmed by the parties hereto.

TENANT:  LANDLORD:

LDMI TELECOMMUNICATIONS, INC., a Michigan corporation	AMERICAN CENTER LLC, a Michigan Limited Liability Company
By: Southfield Office Manager, Inc.

By: /s/ Michael Mahoney                                    By: /s/ Paul A. Stodulski
Printed: Micheal Mahoney                       Printed:  Paul A. Stodulski - Secretary
DATED: 5/20/03                                                                                                 DATED: 5/23/03

EXHIBIT A

STORAGE SPAC

Minor Work: Landlord shall tear down dividing wall and eliminate door in Storage Space #8 as marked and finish to match.

Approved by Tenant:

LDMI TELECOMMUNICATIONS, INC., a Michigan corporation

By: /s/ Michael Mahoney

Printed: Michael Mahoney

Its: CFO